UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 17, 2017 (April 8, 2017)

KALLO INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

675 Cochrane Drive
West Tower, Suite 630
Markham, Ontario
Canada   L3R 0B8
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 8, 2017, we entered into an agreement with FE Pharmacy Inc., an Ontario corporation wherein in consideration of the issuance by us of 475,000,000 post reverse-split restricted shares of our common stock to FE Pharmacy, FE Pharmacy will pay all of our outstanding indebtedness as of April 7, 2017.  The reverse stock split referred to herein is a contemplated 1 for 600 share reverse split of our common stock.

ITEM 3.02      UNREGISTERED SALE OF EQUITY SECURITIES

On April 8, 2017, we entered into an agreement with FE Pharmacy Inc., an Ontario corporation wherein in consideration of the issuance by us of 475,000,000 post reverse-split restricted shares of our common stock to FE Pharmacy, FE Pharmacy will pay all of our outstanding indebtedness as of April 7, 2017.  The reverse stock split referred to herein is a contemplated 1 for 600 share reverse split of our common stock.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

10.1	Agreement with FE Pharmacy Inc. dated April 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of April 2017.

KALLO INC.

BY:	JOHN CECIL
John Cecil
CEO & Chairman